Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports, dated May 31, 2022, with respect to the financial statements and financial highlights of KraneShares Trust (the Funds), comprised of KraneShares Bosera MSCI China A 50 Connect Index ETF (formerly, KraneShares Bosera MSCI China A Share ETF), KraneShares Asia Pacific High Income Bond ETF (formerly, KraneShares Asia Pacific High Yield Bond ETF), KraneShares CICC China 5G and Semiconductor Index ETF, KraneShares CICC China Consumer Leaders Index ETF, KraneShares CICC China Leaders 100 Index ETF, KraneShares CSI China Internet ETF, KraneShares Bloomberg China Bond Inclusion Index ETF (formerly KraneShares Bloomberg Barclays China Bond Inclusion Index ETF), KraneShares Electric Vehicles and Future Mobility Index ETF, KraneShares Emerging Markets Consumer Technology Index ETF, KraneShares Emerging Markets Healthcare Index ETF, KraneShares MSCI All China Health Care Index ETF, KraneShares MSCI All China Index ETF, KraneShares MSCI China Clean Technology Index ETF, KraneShares MSCI China ESG Leaders Index ETF, KraneShares MSCI Emerging Markets ex China Index ETF, KraneShares MSCI One Belt One Road Index ETF, KraneShares SSE Star Market 50 Index ETF, KraneShares Hang Seng TECH Index ETF, KraneShares China Innovation ETF, KraneShares Global Carbon Transformation ETF, KraneShares Global Carbon Strategy ETF (formerly, KraneShares Global Carbon ETF), KraneShares European Carbon Allowance Strategy ETF (formerly, KraneShares European Carbon Allowance ETF), KraneShares California Carbon Allowance Strategy ETF (formerly, KraneShares California Carbon Allowance ETF), KFA Large Cap Quality Dividend Index ETF, KFA Mount Lucas Index Strategy ETF, KFA Small Cap Quality Dividend Index ETF, KFA Value Line® Dynamic Core Equity Index ETF, Quadratic Interest Rate Volatility and Inflation Hedge ETF, and Quadratic Deflation ETF as of March 31, 2022, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the statements of additional information.

Philadelphia, Pennsylvania

July 27, 2022